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                                                                     EXHIBIT 2.2


                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

IN RE:                              :   JOINTLY ADMINISTERED
                                        CASE NO. 99-1244 (PJW)
LOEWEN GROUP INTERNATIONAL, INC.,   :
  A DELAWARE CORPORATION, ET AL.,   :
                                        CHAPTER 11

                    DEBTORS.        :

                                    :
-----------------------------------

                                        MODIFICATION TO THE FOURTH AMENDED JOINT
                                        PLAN OF REORGANIZATION OF LOEWEN GROUP
                                        INTERNATIONAL, INC., ITS PARENT
                                        CORPORATION AND CERTAIN OF THEIR DEBTOR
                                        SUBSIDIARIES



                                        WILLIAM H. SUDELL, JR. (DE 463)
                                        ROBERT J. DEHNEY (DE 3578)
                                        MORRIS, NICHOLS, ARSHT & TUNNELL
                                        1201 North Market Street
                                        Wilmington, Delaware 19899-1347
                                        (302) 658-9200

                                                      - and -

                                        RICHARD M. CIERI (OH 0032464)
                                        JONES, DAY, REAVIS & POGUE
                                        North Point
                                        901 Lakeside Avenue
                                        Cleveland, Ohio 44114
                                        (216) 586-3939

                                        HENRY L. GOMPF (TX 08116400)
                                        GREGORY M. GORDON (TX 08435300)
                                        JONES, DAY, REAVIS & POGUE
                                        2727 North Harwood Street
                                        Dallas, Texas 75201
                                        (214) 220-3939


                                        ATTORNEYS FOR DEBTORS AND
                                        DEBTORS IN POSSESSION

November 30, 2001


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         Subject to approval by the Bankruptcy Court and pursuant to this
Modification to the Fourth Amended Joint Plan of Reorganization of Loewen Group International, Inc., Its Parent Corporation and Certain of Their Debtor Subsidiaries, the Debtors effect the following changes to the Fourth Amended Joint Plan of Reorganization of Loewen Group International, Inc., Its Parent Corporation and Certain of Their Debtor Subsidiaries (the "Plan"):

MODIFICATIONS TO THE PLAN

         Section I.A.46 of the Plan is hereby amended in its entirety to read as follows:

         "CUT-OFF DATE" means the close of business on the last date of the most recent preceding month ended not less than 21 days prior to the Effective Date.

         Section I.A.69 of the Plan is hereby amended in its entirety to read as follows:

         "EXIT FINANCING REVOLVING CREDIT FACILITY" means a secured revolving credit facility in the amount of the lesser of $75 million or an amount determinable pursuant to a borrowing base calculation, a specified portion of which will be available in the form of letters of credit.

         Section I.A.141 is hereby amended in its entirety to read as follows:

         "PRINCIPAL CTA CREDITORS" means Bank of Montreal, Wachovia Bank, N.A., Angelo Gordon & Co., Cerberus Capital Management, Franklin Mutual Advisers, LLP, GSCP Recovery, Inc., Morgens, Waterfall, Vintiadis & Company, Inc. and Oaktree Capital Management LLC.

         Subpart (1) to Section IV.I to the Plan is hereby amended to read as follows:

         "(1) solely for the purposes of permitting the respective Indenture Trustee to make the distributions to holders of the Public Notes as contemplated by Section VI.B,"

         Section IV.M of the Plan is hereby amended to add the following to the end thereof:

         "Notwithstanding any provision of this Plan other than Section III.C.18 and Section III.C.19, lien rights, if any, of the CTA Trustee and State Street arising under or in respect to the CTA or a Prepetition Indenture, respectively, will be fully released and discharged on the Effective Date. As of the Effective Date, the Reorganized Debtors shall be authorized to file on behalf of creditors Form UCC-3s or such other form or forms as is necessary to effect the provisions of this Section IV.M."

         The second sentence of Section VI.B to the Plan is hereby amended to read:

         "The respective Indenture Trustee will serve as a Third Party Disbursing Agent for each series of Public Notes and, subject to the requirements of Section VI.F will make distributions to holders of Public Notes contemplated by Sections III.C.3, III.C.4 or III.C.5, as the case may be, in accordance with the terms of the respective Prepetition Indenture; provided, however, that no Indenture Trustee will have any obligation in respect to distributions to holders of CTA Note Claims from funds set aside under Sections III.C.18, III.C.19, III.E or III.F.

         Section VI.H.4 of the Plan is hereby amended in its entirety to read:

         "No Disbursing Agent will distribute cash to the holder of an Allowed Claim in an impaired Class other than Class 2 or Class 3 if the amount of cash to be distributed on account of such Claim is less than $25. Any holder of such an Allowed Claim on account of which the amount of cash to be distributed is less than $25 and would not be entitled to a distribution pursuant to the preceding sentence will have its claim for such distribution discharged and will be forever barred from asserting any such claim against the Reorganized Debtors or their respective property. Any cash not distributed pursuant to this Section VI.H.4 with respect to Claims in a Class other than Class 11 will be the property of Reorganized LGII, free of any restrictions thereon, and any such cash held by a Third Party Disbursing Agent will be returned to Reorganized LGII. Any cash not distributed pursuant to this Section VI.H.4 with respect to Allowed Claims in a Division of Class 11, including dividends or other distributions made on


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account of New Common Stock held in an Unsecured Claims Reserve, will be retained in the applicable Unsecured Claims Reserve for redistribution Pro Rata to holders of Allowed Claims in the applicable Division of Class 11, pursuant to
Section VI.H.2.b. For purposes of this redistribution, each Allowed Claim in Class 11 for which distributions are less than $25 will have its claim for such distribution discharged and will be forever barred from asserting any such claim against the Unsecured Claims Reserve or otherwise."

         Section IX.B.7 of the Plan is hereby amended in its entirety to read as follows:

         "The CCAA Order shall be reasonably acceptable in form and substance to the Debtors and shall have been entered by the Canadian Court."

         The Plan is hereby amended by adding the following new Section III.Q:

Q. POTENTIAL ADDITIONAL CASH DISTRIBUTION TO HOLDERS OF CTA NOTE CLAIMS.

         In the event that the Effective Date occurs in the second calendar month following the month in which the Cut-Off Date occurs, promptly following the Effective Date, Reorganized LGII will recalculate the Excess Cash Distribution Amount based on the Available Cash Amount determined as of the last day of the calendar month ended immediately prior to the Effective Date. In the event that such recalculated Excess Cash Distribution Amount exceeds the originally calculated Excess Cash Distribution Amount, no later than 45 days following the Effective Date, the difference will be distributed by the Reorganized Debtors directly to the holders of CTA Note Claims as if such amounts were being paid on the Effective Date as set forth in Section III.C.3,
Section III.C.4 and Section III.C.5.














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Dated:  November 30, 2001       Respectfully submitted,


                                LOEWEN GROUP INTERNATIONAL, INC.


                                By: /s/ BRADLEY D. STAM
                                    -------------------------------------------
                                    Name:  Bradley D. Stam
                                    Title: Senior Vice President, Legal & Asset
                                           Management

COUNSEL:

WILLIAM H. SUDELL, JR. (DE 463)
ROBERT J. DEHNEY (DE 3578)
MORRIS, NICHOLS, ARSHT & TUNNELL
1201 North Market Street
Wilmington, Delaware 19899-1347
(302) 658-9200

RICHARD M. CIERI (OH 0032464)
JONES, DAY, REAVIS & POGUE
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114
(216) 586-3939

HENRY L. GOMPF (TX 08116400)
GREGORY M. GORDON (TX 08435300)
JONES, DAY, REAVIS & POGUE
2727 North Harwood Street
Dallas, Texas 75201
(214) 220-3939

ATTORNEYS FOR DEBTORS AND DEBTORS IN POSSESSION









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